TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

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Portfolio: JPM International Equity        Security Description: Non Cumulative Mandatory
                                                                 Convertible Pfd. Shares

Issuer: Sanwa Bank                         Offering Type: Eligible 144a
                                           US Registered, Muni, Eligible Foreign, 144A)



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                                                                                                         In Compliance
     REQUIRED INFORMATION                                        APPLICABLE RESTRICTION                  (Yes/No)

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 1.  Offering Date                               Feb 26, 1998    None                                         N/A

 2.  Trade Date                                  Feb 26, 1998    Must be the same as #1                       Yes

 3.  Unit Price of Offering                       $23,492.74     None                                         N/A

 4.  Price Paid per Unit                          $23,492.74     Must not exceed #3                           Yes

 5.  Years of Issuer's Operations                     65         Must be at least three years *               Yes

     Underwriting Type                               Firm        Must be firm                                 Yes
6.
     Underwriting Spread                             2.50%       Investment Adviser determination to          Yes
 7.                                                              be made

     Total Price paid by Portfolio               $1,989,915.34   None                                         N/A
 8.
     Total Size of Offering                     150 billion Yen  None                                         N/A
 9.
     Total Price Paid by Portfolio plus Total                    #10 divided by #9 must not exceed
10.  Price Paid for same securities purchased                    25% **                                       Yes
     by the same investment adviser for other    2,260,000,000
     investment companies                             Yen

     Underwriters from whom Portfolio                            Must not include Investment Adviser          Yes
11.  purchased (attach a list of all                             affiliates ***
     syndicate members)                          Merrill Lynch
                                                                 Must be "Yes" or "N/A"                       Yes
12.  If the affiliate was lead or co-lead
     manager, confirm the instruction given           Yes
     below ****

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     The  Investment  Adviser  has no  reasonable  cause  to  believe  that  the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In
determining  which  securities  are  comparable,   the  Investment  Adviser  has
considered the factors set forth in the Portfolio's 10f-3 procedures.



     * Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

     ** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

     *** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

     **** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.